                                                                     Exhibit - 2


                               AGREEMENT OF MERGER
                               -------------------


         AGREEMENT OF MERGER ("Merger Agreement"), dated as of May 15, 2001, by and between CONSOLIDATED STORES, INC., a Delaware corporation ("CONSOLIDATED DELAWARE"), and BIG LOTS, INC., an Ohio corporation ("BIG LOTS OHIO"). CONSOLIDATED DELAWARE and BIG LOTS OHIO are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:
                                   -----------

         WHEREAS, the authorized capital stock of BIG LOTS OHIO consists of 298,000,000 Common Shares, par value $.01 per share, 1,000 of which are issued and outstanding and owned by CONSOLIDATED DELAWARE; and 2,000,000 Preferred Shares, par value $.01 per share, none of which have been issued; and

         WHEREAS, CONSOLIDATED DELAWARE, as the sole shareholder of BIG LOTS OHIO, desires to effect a merger of CONSOLIDATED DELAWARE with and into BIG LOTS OHIO pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Ohio (the "OGCL"); and

         WHEREAS, the respective Boards of Directors of CONSOLIDATED DELAWARE and BIG LOTS OHIO have determined that it is advisable and in the best interest of each of such corporations that CONSOLIDATED DELAWARE merge with and into BIG LOTS OHIO upon the terms and subject to the conditions herein provided; and

         WHEREAS, the Board of Directors of BIG LOTS OHIO has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers; and

         WHEREAS, the Board of Directors of CONSOLIDATED DELAWARE has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of the stockholders of CONSOLIDATED DELAWARE;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree that CONSOLIDATED DELAWARE shall be merged with and into BIG LOTS OHIO and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating thereto shall be as hereinafter set forth.

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01. SURVIVING CORPORATION. Subject to the terms and provisions of this Merger Agreement, and in accordance with the DGCL and the OGCL, at the Effective Time (as defined in Section 1.07 hereof), CONSOLIDATED DELAWARE shall be merged with and into BIG LOTS OHIO (the "Merger"). BIG LOTS OHIO shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of CONSOLIDATED DELAWARE shall cease.

         SECTION 1.02. EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for herein and in Section 1701.82 of the OGCL and Section 259 of the DGCL.

         SECTION 1.03. ARTICLES OF INCORPORATION. As of the Effective Time, the Articles of Incorporation of BIG LOTS OHIO, as in effect immediately prior to the Effective Time, shall be amended and replaced in their entirety by the Amended Articles of Incorporation attached hereto as Annex I, which Amended Articles of Incorporation shall become, at the Effective Time, the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

         SECTION 1.04. REGULATIONS. As of the Effective Time, the Code of Regulations of BIG LOTS OHIO, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof, the articles of incorporation of the Surviving Corporation and applicable law.

         SECTION 1.05. DIRECTORS OF THE SURVIVING CORPORATION. At and after the Effective Time and until changed in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law, the number of directors of the Surviving Corporation shall be the number of directors of CONSOLIDATED DELAWARE immediately prior to the Effective Time. At the Effective Time, each person who is a director of CONSOLIDATED DELAWARE immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of CONSOLIDATED DELAWARE and until his or her successor is duly elected and qualified in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law.

         SECTION 1.06. OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is an officer of CONSOLIDATED DELAWARE immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he or she held in CONSOLIDATED DELAWARE immediately prior to the Effective Time.

         SECTION 1.07. EFFECTIVE TIME. The Merger shall become effective in accordance with the provisions of Section 1701.81 of the OGCL and Sections 252, 253 and 103 of the DGCL, upon the later to occur of (a) completion of the filing of a certificate of merger with the Secretary of State of the State of Ohio, and
(b) completion of the filing of a certificate of merger with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         SECTION 1.08. CUMULATIVE VOTING. At and after the Effective Time, no holder of shares of BIG LOTS OHIO shall be entitled to vote cumulatively in the election of directors.

         SECTION 1.09. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of CONSOLIDATED DELAWARE acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Merger Agreement, CONSOLIDATED DELAWARE and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary and proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of CONSOLIDATED DELAWARE or otherwise to take any and all such action.

                                   ARTICLE II

                  MANNER, BASIS AND EFFECT OF CONVERTING SHARES

         SECTION 2.01.  CONVERSION OF SHARES.  At the Effective Time:

         (a) Each share of Common Stock, par value $0.01 per share (the "CONSOLIDATED DELAWARE Shares"), of CONSOLIDATED DELAWARE issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable Common Share, par value $.01 per share (the "BIG LOTS OHIO Common Shares"), of BIG LOTS OHIO.

         (b) Each CONSOLIDATED DELAWARE Share held in the treasury of CONSOLIDATED DELAWARE immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of CONSOLIDATED DELAWARE, be converted into one fully paid and nonassessable BIG LOTS OHIO Common Share and shall be held in the treasury of the Surviving Corporation; and

         (c) Each BIG LOTS OHIO Common Share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist, and shall not be converted into shares of the Surviving Corporation or the right to receive cash or any other property.

         SECTION 2.02. EFFECT OF CONVERSION. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding CONSOLIDATED DELAWARE Shares (a "Delaware Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of BIG LOTS OHIO Common Shares into which the CONSOLIDATED DELAWARE Shares represented by such Delaware Certificate immediately prior to the Effective Time have been converted pursuant to Section 2.01 hereof. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of CONSOLIDATED DELAWARE or its transfer agent immediately prior to the Effective Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the BIG LOTS OHIO Common Shares into which the CONSOLIDATED DELAWARE Shares represented by any such Delaware Certificate have been converted pursuant to Section 2.01 hereof.

         SECTION 2.03. EXCHANGE OF CERTIFICATES. Each holder of a Delaware Certificate shall, upon the surrender of such Delaware Certificate to BIG LOTS OHIO or its transfer agent for cancellation after the Effective Time, be entitled to receive from BIG LOTS OHIO or its transfer agent a certificate (an "Ohio Certificate") representing the number of BIG LOTS OHIO Common Shares into which the CONSOLIDATED DELAWARE Shares represented by such Delaware Certificate have been converted pursuant to Section 2.01 hereof. If any such Ohio Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Delaware Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall either pay any transfer or other taxes required by reason of the issuance of the Ohio Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establish to the satisfaction of BIG LOTS OHIO or its transfer agent that such tax has been paid or is not applicable.

         SECTION 2.04.  INCENTIVE PLANS.

         (a) Each option to purchase CONSOLIDATED DELAWARE Shares granted under the Consolidated Stores Corporation 1996 Performance Incentive Plan (as amended, the "Incentive Plan") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such option, be converted into and become an option to purchase the same number of BIG LOTS OHIO Common Shares as the number of CONSOLIDATED DELAWARE Shares which were subject to such option immediately prior to the Effective Time at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the Incentive Plan a number of BIG LOTS OHIO

Common Shares equal to the number of CONSOLIDATED DELAWARE Shares reserved by CONSOLIDATED DELAWARE for issuance under the Incentive Plan as of the Effective Time. As of the Effective Time, BIG LOTS OHIO hereby assumes that the Incentive Plan and all obligations of CONSOLIDATED DELAWARE under the Incentive Plan including the outstanding options granted pursuant thereto.

         (b) The 1998 Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan (as amended, the "Bonus Plan") shall become an identical plan of the Surviving Corporation at the Effective Time, automatically and without further act of either of the Constituent Corporations or any participant thereunder, and each person who is a participant under the Bonus Plan shall thereafter continue to participate thereunder upon identical terms and conditions.

                                   ARTICLE III

                 APPROVAL; AMENDMENT; TERMINATION; MISCELLANEOUS

         SECTION 3.01. APPROVAL. This Merger Agreement has been submitted for approval by the stockholders of CONSOLIDATED DELAWARE at a meeting of such stockholders.

         SECTION 3.02. AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the Constituent Corporations, after authorization of such action by the Boards of Directors of the Constituent Corporations, at any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, except that after the approval contemplated by Section 3.01 hereof, there shall be no amendments that would (a) alter or change the amount or kind of shares or other property to be received by the holders of any class or series of shares of either of the Constituent Corporations in the Merger, (b) alter or change any term of the Articles of Incorporation or Code of Regulations of BIG LOTS OHIO, or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of shares of either of the Constituent Corporations.

         SECTION 3.03. ABANDONMENT. At any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either BIG LOTS OHIO or CONSOLIDATED DELAWARE, or both, notwithstanding approval of this Merger Agreement by the stockholders of CONSOLIDATED DELAWARE.

         SECTION 3.04. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

         SECTION 3.05. DESIGNATED AGENT IN DELAWARE. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of CONSOLIDATED DELAWARE, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding; a copy of such process shall be mailed by the Secretary of State of the State of Delaware to:

                           Charles W. Haubiel II
                           300 Phillipi Road
                           Columbus, OH  43228

         IN WITNESS WHEREOF, CONSOLIDATED DELAWARE, and BIG LOTS OHIO have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                       BIG LOTS, INC.,
Attest:                                an Ohio corporation


By: /s/ Chadwick P. Reynolds           By:  /s/ Charles W. Haubiel II
   -------------------------              --------------------------------
      Chadwick P. Reynolds                  Charles W. Haubiel II
      Asst. Secretary                       Vice President, General Counsel &
                                            Secretary


                                       CONSOLIDATED STORES CORPORATION,
Attest:                                a Delaware corporation


By: /s/ Chadwick P. Reynolds           By:  /s/ Charles W. Haubiel II
   -------------------------              --------------------------------
      Chadwick P. Reynolds                  Charles W. Haubiel II
      Asst. Secretary                       Vice President, General Counsel &
                                            Secretary